Exhibit 99.1

                               RECENT DEVELOPMENTS

Pennsylvania Commerce Earnings Release

         On October 20, 2004, we reported the selected consolidated historical financial and other data of Pennsylvania Commerce contained in the following table at the dates and for the periods indicated. You should read this information in conjunction with the audited consolidated financial statements included in this document. The information contained in the table is unaudited.

                                                    (Unaudited)
                                      (In thousands, except per share amounts)

                                                                          For the                    At or for the
                                                                    Three Months Ended             Nine Months Ended
                                                                       September 30,                 September 30,
                                                               ------------------------------------------------------------
                                                                    2004           2003           2004           2003
                                                               ------------------------------------------------------------
Selected Income Statement Data:
    Net interest income ...................................... $   11,883     $    8,150     $   34,492     $   23,949
    Provision for loan losses ................................        675            350          1,925          1,200
    Noninterest income .......................................      2,949          2,649          8,251          7,056
    Noninterest operating expenses ...........................     10,890          8,213         31,456         22,668
    Net income ...............................................      2,198          1,526          6,307          4,832

Common Share Data:
    Net income per share:
     Basic ................................................... $     0.93     $     0.67     $     2.70     $     2.13
     Diluted                                                         0.86           0.62           2.49           1.97
    Book Value per share......................................                                    24.87          20.61
    Average number of shares outstanding:
      Basic ..................................................      2,336          2,258          2,317          2,245
      Diluted ................................................      2,525          2,439          2,513          2,419

Selected Performance Ratios:
    Cost of funds ............................................      1.33%          1.34%          1.24%          1.54%
    Deposit Cost of Funds ....................................       1.08          1.17            0.97          1.36
    Net interest margin ......................................       4.23          4.07            4.33          4.18
    Return on average assets..................................       0.73          0.69            0.74          0.77
    Return on average stockholders' equity ...................      15.75         13.28           15.91         14.30

                                                                                                     At or for the
                                                                                                   Nine Months Ended
                                                                                                     September 30,
                                                                                             ------------------------------
                                                                                                  2004           2003
                                                                                             ------------------------------
Selected Balance Sheet Data:
    Total assets .............................................                             $  1,205,181     $  957,970
    Loans receivable (net) ...................................                                  611,088        428,940
    Investment securities1 ...................................                                  487,049        391,122
    Deposits .................................................                                1,124,906        894,608
    Core deposits ............................................                                1,089,626        842,437
    Jr. subordinated debt ....................................                                   13,600              0
    Trust capital securities .................................                                        0         13,000
    Stockholders' equity .....................................                                   61,861         47,689

Selected Capital Ratios:
    Stockholders' equity to total assets .....................                                    5.13%           4.98%
    Leverage Capital .........................................                                    6.21            6.86
    Risk based capital:
      Tier 1 .................................................                                    9.36           10.20
      Total ..................................................                                   10.26           11.18

Asset Quality Ratios:
    Net charge-offs to average loans outstanding .............                                    0.13%           0.14%
    Non-performing loans to total loans ......................                                    0.27            0.28
    Non-performing assets to total assets ....................                                    0.20            0.15
    Allowance for loan losses to total loans .................                                    1.16            1.33
    Allowance for loan losses to non-performing loans ........                                     436%            472%


--------
1 Investment securities includes securities available for sale and securities held to maturity.

Total Assets, Loans and Deposits

         Total assets were $1.21 billion at September 30, 2004, up $153.2 million, or 15%, from the end of 2003. This growth is attributable to an increase in net loans receivable of $141.2 million from $469.9 million to $611.1 million. The loan growth was funded by an increase in total deposits of $218.4 million, or 24%, from $906.5 million to $1.12 billion.

Capital

         At September 30, 2004, our consolidated capital ratios met the definition of a "well-capitalized institution." On September 29, 2004, we issued and sold 100,000 shares of our common stock to Commerce of New Jersey in a private placement transaction at a purchase price of $45.666 per share.

Net Income

         Net income for the first nine months of 2004 totaled $6.3 million, up $1.5 million, or 31%, over net income of $4.8 million for the first nine months of 2003. Net income per fully diluted share was $2.49 for the first nine months of 2004, a 26% increase over $1.97 per share for the same period in 2003. The increase in net income is primarily attributable to an increase in net interest income and non interest income as a result of our growth, partially offset by an increase in noninterest expenses.

Net Interest Income and Net Interest Margin

         Net interest income for the first nine months of 2004 totaled $34.5 million, up 44% over the $23.9 million recorded in the first nine months of 2003. Our deposit growth fueled volume increases in the level of interest earning assets, which resulted in the increase in net interest income for the period.

         The net interest margin for the first nine months of 2004 was 4.33%, up 15 basis points over the first nine months of 2003. The increase in net interest margin was primarily due to a decrease in our cost of deposit funds to 0.97% during the first nine months of 2004 versus 1.36% for the same period in 2003.

Noninterest Income

         Noninterest income for the first nine months of 2004 was $8.3 million, a 17% increase over the $7.1 million earned in the first nine months of 2003. This was attributable to an increase in deposit service charges and fees as a result our growth.

Noninterest Expenses

         Noninterest expenses for the first nine months of 2004 were $31.5 million, up 39% from $22.7 million recorded in the same period of 2003. The increase in noninterest expenses is primarily a result of our growth during the last 12 months and also reflects infrastructure expenditures to support our future growth.

Asset Quality

         Asset quality continues to be strong as non-performing assets and loans 90 days past due at September 30, 2004 totaled $2.4 million, or 0.20%, of total assets, versus $1.5 million, or 0.15%, of total assets one year ago. Net charge-offs as a percentage of average loans outstanding for the first nine months of 2004 were 0.13%, as compared to 0.14% for the same period last year. Total nonaccrual loans at September 30, 2004 were $1.4 million, loans past due 90 days or more and still accruing were $52,000, foreclosed real estate was $805,000 and troubled debt restructuring was $228,000. During the nine-month period ended September 30, 2004, gross charge-offs were $904,000 and gross recoveries were $148,000.

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